                                    EXHIBIT A

                                 Conformed Copy

                             JOINT FILING AGREEMENT

We, Nye Telenor East Invest AS, Telenor Business Solutions Holding AS and Telenor ASA, the signatories of the statement on Schedule 13D to which this Joint Filing Agreement is attached, hereby agree that such statement is filed jointly on behalf of Nye Telenor East Invest AS, Telenor Business Solutions Holding AS and Telenor ASA. Any subsequent amendments thereto filed by any of us will be filed jointly on behalf of Nye Telenor East Invest AS, Telenor Business Solutions Holding AS and Telenor ASA.

Dated: August 28, 2003

                                              NYE TELENOR EAST INVEST AS


                                              By: /s/ Jon Fredrik Baksaas
                                                  ------------------------------
                                                  Name: Jon Fredrik Baksaas
                                                  Title: Chairman of the Board

                                              TELENOR BUSINESS SOLUTIONS
                                              HOLDING AS


                                              By: /s/ Morten Karlsen Sorby
                                                  ------------------------------
                                                  Name: Morten Karlsen Sorby
                                                  Title: Chairman of the Board

                                              TELENOR ASA

                                              By: /s/ Jon Fredrik Baksaas
                                                  ------------------------------
                                                  Name: Jon Fredrik Baksaas
                                                  Title: Chief Executive Officer